( BW)(NY-CAPITAL-LEASE-FUNDING)(LSE) Capital Lease Funding Announces First Quarter 2005 Results

    Business Editors

    NEW YORK--(BUSINESS WIRE)--May 11, 2005--Capital Lease Funding, Inc. (NYSE: LSE), a net lease REIT, today announced its results for the first quarter ended March 31, 2005.

    Highlights for the First Quarter 2005:

    --  Funds from operations per share of $0.13

    --  Earnings per share of $0.08

    -- Net lease investment portfolio increases by $84 million to $578 million

    --  Raised dividend to $0.18 per share from $0.15 per share

    -- Priced and closed a $300 million collateralized debt obligation fixing long-term financing of a significant portion of our portfolio

    -- Received U.S. patent 6,847,946 for CapLease's 10-year credit tenant loan product

    For the first quarter ended March 31, 2005, the Company reported total revenues of $11.9 million, and funds from operations ("FFO") of $3.5 million, or $0.13 per basic and diluted share, compared to FFO of $4.1 million, or $0.15 per share in the fourth quarter of 2004. Net income to common shareholders for the first quarter 2005 was $2.2 million, or $0.08 per basic and diluted share, compared to net income of $3.1 million, or $0.11 per weighted average basic and diluted share in the fourth quarter of 2004. A reconciliation of net income to FFO is attached to this press release. Fourth quarter 2004 FFO and net income results included gain on sale from the Company's corporate credit note program and a breakup fee on a purchase contract of approximately $0.04 per share in the aggregate.
    Paul McDowell, Chief Executive Officer, stated, "We are pleased to announce another good quarter as we continue to build our long-term net lease asset base, our long-term financing of those assets, and our forward pipeline of new transactions that will begin to have a positive impact on our results in the remainder of the year. During the first quarter 2005, we closed $89 million in new net lease transactions, bringing our investment portfolio to $578 million. Moreover, as of May 10, 2005, we have closed or have under due diligence an additional $272 million in net lease transactions bringing the total to $850 million."
    Mr. McDowell continued, "We have worked very hard to originate net lease investments over the past year, that on an asset by asset basis, generally have return characteristics that are on par or better than what we expected when we took our Company public last year. We have been successful to date and believe that the portfolio we are building will generate attractive risk-adjusted returns for many years. As we continue to grow our portfolio, we have the infrastructure in place to support that growth and as we gain scale, we will continue to create value for our shareholders."

    Capital Structure:

    On March 31, 2005, the Company had total assets of $690.7 million, $83.2 million in available cash and cash equivalents, long-term debt outstanding of approximately $415.4 million, and $8.4 million outstanding under its secured credit facility with Wachovia.

    Dividend:

    In the first quarter 2005, the Company declared its third dividend in the amount $0.18 per share compared to $0.15 per share in the fourth quarter 2004. The level of CapLease's common dividend will continue to be determined by the operating results of each quarter, economic conditions, capital requirements, and other operating trends.

    2005 Guidance:

    Based upon the Company's current outlook, including that for new origination of net lease assets for the remainder of the year, management expects FFO per diluted share for 2005 to range from $0.65 to $0.71 and earnings per share to range from $0.25 to $0.30. It is important to note that the full impact from the Company's acquisitions in 2005 will not be fully realized until the first quarter of 2006. The Company's earnings and FFO guidance do not include the impact, if any, of any additional capital raises.
    Management is providing FFO guidance for the second quarter 2005 of $0.11 to $0.12 per diluted share, and earnings per share guidance for the second quarter 2005 of $0.05 to $0.06. The only adjustment between FFO and earnings per share guidance is depreciation and amortization on real property.
    The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to the Company's guidance.

    Conference Call:

    Capital Lease Funding will hold a conference call and webcast to discuss the Company's first quarter 2005 results after the market close on Wednesday, May 11, 2005, at 5:00 p.m. (Eastern Time). Hosting the call will be Paul H. McDowell, Chief Executive Officer, and Shawn
P. Seale, Senior Vice President and Chief Financial Officer. Interested parties may listen to the conference call by dialing
1-800-819-9193 or for international participants 1-913-981-4911. A simultaneous webcast of the conference call may be accessed by logging onto the Company's website at www.caplease.com under the Investor Relations section. Institutional investors can access the webcast via the password-protected event management site www.streetevents.com. The webcast is also available to individual investors at www.fulldisclosure.com.
    A replay of the conference call will be available on the Internet at www.streetevents.com and the Company's website for seven days following the call. A recording of the call also will be available approximately one hour after the call by dialing 1-888-203-1112 or for international participants 1-719-457-0820 and entering passcode 7799141. The replay will be available until May 18, 2005.

    Non-GAAP Financial Measures:

    Funds from operations (FFO) is a non-GAAP financial measure. The Company believes FFO is a useful additional measure of the Company's performance because it facilitates an understanding of the Company's operating performance after adjustment for real estate depreciation, a non-cash expense which assumes that the value of real estate assets diminishes predictably over time. In addition, the Company believes that FFO provides useful information to the investment community about the Company's financial performance as compared to other REITs since FFO is generally recognized as an industry standard for measuring the operating performance of an equity REIT.
    The Company calculates FFO consistent with the NAREIT definition, or net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
    The Company defines transactions under due diligence as being those which we have either a fully executed loan application or purchase contract with cash deposits in place and the closing of those transactions is subject only to customary due diligence and the satisfaction of defined closing conditions.

    Forward-Looking and Cautionary Statements:

    This press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

    -- our ability to invest in additional net lease assets in a timely manner or on acceptable terms;

    -- our ability to obtain long-term financing for our asset investments at the spread levels we project when we invest in the asset;

    -- adverse changes in the financial condition of the tenants underlying our net lease investments;

    -- increases in our financing costs and/or our general and administrative costs;

    -- changes in our industry, the industries of our tenants, interest rates or the general economy;

    --  the success of our hedging strategy;

    -- the completion of pending net lease loans and/or other net lease investments;

    --  demand for our products;

    -- impairments in the value of the collateral underlying our investments;

    --  the degree and nature of our competition; and

    -- legislative or regulatory changes, including changes to laws governing the taxation of REITs.

    Developments in any of those areas could cause actual results to differ materially from results that have been or may be projected. For a more detailed discussion of the trends, risks and uncertainties that may affect our operating and financial results and our ability to achieve the financial objectives discussed in this press release, readers should review the Company's Form 10-K for the year ended December 31, 2004, including the section entitled "Risk Factors," and the Company's other periodic filings with the SEC. Copies of these documents are available on our web site at www.caplease.com and on the SEC's website at www.sec.gov. We caution that the foregoing list of important factors is not complete and we do not undertake to update any forward-looking statement.

    About the Company:

    Capital Lease Funding, Inc. is a real estate investment trust, or REIT, focused on financing and investing in commercial real estate that is net leased primarily to single tenants with investment grade or near investment grade credit ratings.


Capital Lease Funding, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited quarterly data)


(in thousands, except per share data)                For the three
                                                     months ended
                                                   Mar 31,   Dec 31,
                                                    2005      2004
----------------------------------------------------------------------
Revenues:                                        Unaudited   Unaudited
  Interest income from mortgage loans and
   securities                                      $ 6,106   $ 5,081
  Gain on sales of mortgage loans                       63       565
  Rental revenue                                     4,336     3,385
  Property expense recoveries                        1,363     1,608
  Other revenue                                         39       584
----------------------------------------------------------------------
Total revenues                                      11,907    11,223
----------------------------------------------------------------------
Expenses:
  Interest expense                                   3,542     1,893
  Property expenses                                  1,783     1,761
  Loss on securities                                     -       247
  General and administrative expenses                2,552     2,770
  General and administrative expenses-stock based
   compensation                                        455       325
  Depreciation and amortization expense on real
   property                                          1,268     1,041
  Loan processing expenses                              85        75
----------------------------------------------------------------------
Total expenses                                       9,685     8,112
----------------------------------------------------------------------
Income before provision for income taxes             2,222     3,111
Provision for income taxes                               -         9
----------------------------------------------------------------------
Net income                                         $ 2,222   $ 3,101
----------------------------------------------------------------------
Earnings per share
  Net income per share, basic and diluted          $  0.08   $  0.11
  Weighted average number of common shares
   outstanding, basic and diluted                   27,526    27,492
Dividends declared per common share                $  0.18   $  0.15


Capital Lease Funding, Inc. and Subsidiaries
Consolidated Balance Sheets
As of March 31, 2005 (unaudited) and December 31, 2004

                                                  As of        As of
                                                 March 31,   December
                                                   2005      31, 2004
----------------------------------------------------------------------
Assets                                           Unaudited

Cash and cash equivalents                         $ 83,181  $ 30,721
Mortgage loans held for investment                 219,002   207,347
Real estate investments, net                       242,157   194,541
Securities available for sale                      113,003    87,756
Structuring fees receivable                          4,289     4,426
Real estate investments consolidated under FIN46         -    48,000
Prepaid expenses and other assets                   27,485     7,941
Amounts due from affiliates and members                 79        81
Accrued rental income                                  935       507
Derivative assets                                      189        42
Furniture, fixtures and equipment, net                 370       340
----------------------------------------------------------------------
Total Assets                                      $690,690  $581,702
----------------------------------------------------------------------
Liabilities and Stockholders' Equity:
Accounts payable and accrued expenses             $  3,209  $  3,479
Deposits and escrows                                 1,580    10,725
Due to servicer and dealers                              -     4,357
Repurchase agreement obligations                     8,352   133,831
Mortgages on real estate investments               147,264   111,539
Collateralized debt obligations                    268,130         -
Derivative liabilities                                   -     7,355
Intangible liabilities on real estate investments    6,929     7,028
Dividends payable                                    5,018     4,124
Mortgage on real estate investments consolidated
 under FIN46                                             -     4,815
----------------------------------------------------------------------
Total Liabilities                                  440,482   287,253
Minority interest in real estate investments
 consolidated under FIN46                                -    41,185
Commitments and contingencies                            -         -
Stockholders' equity:
  Preferred stock, $.01 par value, 100,000,000
   shares authorized, no shares issued and
   outstanding                                           -         -
  Common stock, $0.01 par value, 500,000,000 shares
   authorized, 27,875,200 and 27,491,700 shares
   issued and outstanding                              275       275
  Additional paid in capital                       252,677   253,437
  Accumulated other comprehensive income               489     1,203
  Deferred compensation expense                     (3,233)   (1,651)
  Retained earnings (deficit)                            -         -
----------------------------------------------------------------------
Total Stockholders' Equity                         250,208   253,264
----------------------------------------------------------------------
Total Liabilities and Stockholders' Equity        $690,690  $581,702
----------------------------------------------------------------------



Capital Lease Funding, Inc. and Subsidiaries
Reconciliation of Net Income to Funds from Operations

The following is a reconciliation of net income to FFO applicable to common stockholders, and illustrates the difference in this measure of operating performance (in thousands, except per share data):


(in thousands, except per share data)                 For the three
                                                      months ended
                                                   Mar 31,   Dec 31,
                                                     2005      2004
----------------------------------------------------------------------
                                                 Unaudited   Unaudited

Net income                                        $  2,222   $ 3,101
Adjustments:
  Depreciation and amortization expense on
   real property                                     1,268     1,041
----------------------------------------------------------------------
Funds from operations                             $  3,490   $ 4,142
----------------------------------------------------------------------

Weighted average number of common shares
 outstanding, basic and diluted                     27,526    27,492
Funds from operations per share                   $   0.13   $  0.15

Gain on sales of mortgage loans                   $     63   $   565


    --30--KK/ny*

    CONTACT: ICR, Inc.
             Brad Cohen, 212-217-6393
             bcohen@icrinc.com